Exhibit 32.1

CERTIFICATION OF PERIODIC FINANCIAL REPORT BY CHIEF EXECUTIVE OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10-K of AMERCO and U-Haul International, Inc. (together, the “Registrant”) for the year ended March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Edward J. Shoen, Chairman of the Board and President of the Registrant, certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

AMERCO, a Nevada Corporation

/s/ Edward J. Shoen
Edward J. Shoen
Chairman of the Board and President

June [     ], 2004

U-Haul International, Inc., a Nevada Corporation

/s/ Edward J. Shoen
Edward J. Shoen
Chairman of the Board and President

June [     ], 2004

A signed original of this written statement required by Section 906 has been provided to AMERCO Corporation and will be retained by AMERCO Corporation and furnished to the Securities and Exchange Commission or its staff upon request.